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                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Kintana, Inc. on Form S-1 of our report dated April 27, 2001 (July 9, 2001 as to Note 12), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 27, 2001 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

July 11, 2001
San Jose, California